Exhibit 99.1

IR Contact: David Pearce ir@stitchfix.com	PR Contact: Suzy Sammons media@stitchfix.com

Stitch Fix Announces First Quarter Fiscal 2018 Financial Results

San Francisco, CA, December 19, 2017 – Stitch Fix, Inc. (NASDAQ: SFIX), an online personal styling service, has released its financial results for its first quarter of fiscal year 2018 ended October 28, 2017 by posting a letter to its shareholders on its investor relations website. Please visit the Stitch Fix investor relations website at https://investors.stitchfix.com to view the financial results included in the letter to shareholders. The company intends to make future announcements of material financial and other information through its investor relations website. The company will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls or webcasts, as required by applicable law.

Katrina Lake, Chief Executive Officer and Founder of Stitch Fix, Paul Yee, Chief Financial Officer of Stitch Fix, and Mike Smith, Chief Operating Officer of Stitch Fix, will host a conference call at 2:00 p.m. Pacific Time today to discuss the company’s financial results and outlook. A live webcast will be accessible on Stitch Fix’s investor relations website at investors.stitchfix.com.  Interested parties can also access the call by dialing (800) 441-0022 in the U.S. or (719) 325-4758 internationally, and entering conference code 3218147.

A telephonic replay will be available through Tuesday, December 26, 2017 at (888) 203-1112 or (719) 457-0820, passcode 3218147. An archive of the webcast conference call will be available shortly after the call ends at https://investors.stitchfix.com.

About Stitch Fix, Inc.

Stitch Fix is reinventing the shopping experience by delivering one-to-one personalization to our clients, through the combination of data science and human judgment. Stitch Fix was founded in 2011 by CEO and Founder, Katrina Lake, and employs more than 5,800 employees nationwide. Since our founding in 2011, we’ve helped millions of men and women discover and buy what they love through personalized shipments of apparel, shoes and accessories, hand-selected by Stitch Fix stylists and delivered to our client’s homes.